EX-99.j.1










            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Arrangements to Disclose Portfolio Holding to Service Providers and Fiduciaries" and "Independent Registered Public Accounting Firm" in the Statements of Additional Information and to the incorporation by reference of our report dated February 23, 2007 in this Registration Statement (Form N-1A No. 333-104218 and 811-21328) of SMA Relationship Trust (comprising SMA Relationship Trust - Series M and SMA Relationship Trust - Series T).



                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                           ERNST & YOUNG LLP



New York, New York
April 25, 2007